Exhibit 99.1
FOR IMMEDIATE RELEASE
Diversified Healthcare Trust Announces Fourth Quarter 2021 Results
Raised Over $1.0 Billion in Proceeds from Two Separate Joint Venture Transactions in December 2021 and January 2022
Completed Transition of 107 Senior Living Communities
Amended Revolving Credit Facility to Provide Covenant Relief through December 2022 and Extended Maturity through January 2024
1.35 Million Square Feet of Leasing Activity at Over 6% Higher Rents During Fourth Quarter

Newton, MA (February 23, 2022):  Diversified Healthcare Trust (Nasdaq: DHC) today announced its financial results for the quarter ended December 31, 2021.
“We are pleased with the progress made in the fourth quarter in our SHOP segment and with our enhanced liquidity as we enter 2022,” stated Jennifer Francis, President and Chief Executive Officer of Diversified Healthcare Trust. “During 2021, we focused on the foundational work necessary to position our portfolio for a successful transition out of the global pandemic. We completed the transition of 107 senior living communities to new operators and continued to invest capital to improve or reposition many of our communities. We recapitalized our joint venture that owns a two building life science complex in Boston’s Seaport district and ended the quarter with over $1 billion of cash on our balance sheet. Subsequent to year-end we received an additional $653 million of cash following the completion of an additional joint venture for 10 properties that were a part of our Office Portfolio. As a result, we believe we are well-capitalized to continue investing in our portfolio, reduce leverage, and maintain liquidity as our portfolio recovers.”

Quarterly Results:
•Reported net income attributable to common shareholders of $365.6 million, or $1.54 per share.
•Reported normalized funds from operations, or Normalized FFO, attributable to common shareholders of $(16.5) million, or $(0.07) per share.
•Recorded a gain on sale of properties of $461.4 million, or $1.94 per share, from DHC's sale of equity interest in its existing joint venture to another third party institutional investor.

	As of and For the Three Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020
Occupancy
Office Portfolio (period end)	91.3%	91.3%	91.4%
SHOP (average day for period)	72.5%	71.3%	72.2%

Same Property Occupancy
Office Portfolio (period end)	92.7%	91.9%	93.2%
SHOP (average day for period)	74.1%	73.4%	75.6%

	Three Months Ended
	December 31, 2021	September 30, 2021	Change	December 31, 2020	Change
Same Property Cash Basis NOI (dollars in thousands)
Office Portfolio	$37,421	$37,084	0.9%	$37,683	(0.7)%
SHOP	$2,744	$7,480	(63.3)%	$15,651	(82.5)%
Total Consolidated Same Property Cash Basis NOI	$52,017	$54,550	(4.6)%	$62,555	(16.8)%
Reconciliations of net income (loss) attributable to common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, attributable to common shareholders and Normalized FFO attributable to common shareholders for the quarters ended December 31, 2021 and 2020 appear later in this press release. Reconciliations of net income (loss) attributable to common shareholders determined in accordance with GAAP to net operating income, or NOI, and Cash Basis NOI, and a reconciliation of NOI to same property NOI and a calculation of same property Cash Basis NOI, for the quarters ended December 31, 2021, September 30, 2021 and December 31, 2020, as applicable, also appear later in this press release.
Office Portfolio Segment:
•Same property Cash Basis NOI decreased compared to the fourth quarter of 2020 primarily resulting from lease expirations at certain of DHC's comparable properties, partially offset by increases in parking income.
•DHC entered into new and renewal leases for an aggregate of 1,352,274 rentable square feet at weighted average rents that were 6.7% higher than prior rents for the same space.
SHOP Segment:
•Same property Cash Basis NOI decreased compared to the fourth quarter of 2020, primarily resulting from decreases in occupancy related to the COVID-19 pandemic, partially offset by decreases in operating expenses due to decreases in occupancies.
•Recent same property occupancy rates in DHC's senior housing operating portfolio, or SHOP, segment consisting of 120 communities are as follows:

	2021
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
SHOP Same Property Average Occupancy	73.1%	72.4%	72.6%	72.6%	73.2%	72.8%	72.9%	73.4%	73.8%	73.9%	74.2%	74.1%
Sequential Occupancy Change		(0.7)	0.2	—	0.6	(0.4)	0.1	0.5	0.4	0.1	0.3	(0.1)
Management Transition Completion:
As of December 31, 2021, DHC completed the transition of 107 senior living communities to 10 new third party managers. These management transitions were completed as part of the previously announced agreement between DHC and Five Star Senior Living, or Five Star, to transition 108 communities from Five Star to other third party managers. DHC has closed and is assessing opportunities to redevelop the one remaining community located in Delaware. Five Star is a division of AlerisLife Inc. (Nasdaq: ALR) (f/k/a Five Star Senior Living Inc.), or AlerisLife. Five Star continues to manage 120 of DHC's senior living communities, which are included in DHC's SHOP segment.
Joint Ventures:
•In December 2021, DHC sold a 35% equity interest from its 55% equity interest in its existing joint venture for a property located in Boston, MA, to an unrelated third party global institutional investor for approximately $378.0 million, and DHC retained a 20% equity interest in the joint venture. Effective upon the closing of the sale, the results of operations of the joint venture are no longer consolidated into DHC's financial results, including the $620.0 million of secured debt on the property, and DHC's remaining 20% equity interest in the joint venture is accounted for as an unconsolidated joint venture interest.
•In January 2022, DHC entered into a new joint venture for 10 properties it owned in its Office Portfolio segment with two unrelated third party global institutional investors and received cash proceeds of $653.3 million. The investors acquired a combined 80% equity interest in the joint venture for an aggregate purchase price of $196.7 million, and DHC retained a 20% equity interest in the joint venture. The purchase price was based upon a property valuation of approximately $702.5 million, less approximately $456.6 million of secured debt on the properties incurred by the joint venture.

Liquidity and Financing Activities:
•In October 2021, DHC exercised its option to extend the maturity date of its revolving credit facility by one year to January 2023.
•As of December 31, 2021, DHC had approximately $1.0 billion of cash and cash equivalents and restricted cash.
•As of December 31, 2021, DHC's ratio of consolidated income available for debt service to debt service was below the 1.5x incurrence requirement under DHC's revolving credit facility and its public debt covenants, as the effects of the COVID-19 pandemic continued to adversely impact DHC's operations. DHC is currently unable to incur additional debt because this ratio is below 1.5x on a pro forma basis.
•In February 2022, DHC and its lenders amended the agreement governing its revolving credit facility to, among other things, extend the waiver of the fixed charge coverage ratio covenant through December 31, 2022 and reduce the facility commitments to $700.0 million, and DHC also exercised its option to extend the maturity date of the revolving credit facility through January 2024.
Conference Call:
At 10:00 a.m. Eastern Time tomorrow morning, President and Chief Executive Officer, Jennifer Francis, and Chief Financial Officer and Treasurer, Richard Siedel, will host a conference call to discuss DHC's fourth quarter 2021 financial results. The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Thursday, March 3, 2022. To access the replay, dial (412) 317-0088. The replay pass code is 7120244.
A live audio webcast of the conference call will also be available in a listen-only mode on DHC's website, www.dhcreit.com. Participants wanting to access the webcast should visit DHC's website about five minutes before the call. The archived webcast will be available for replay on DHC's website following the call for about one week. The transcription, recording and retransmission in any way of DHC's fourth quarter conference call are strictly prohibited without the prior written consent of DHC.
Supplemental Data:
A copy of DHC's Fourth Quarter 2021 Supplemental Operating and Financial Data is available for download at DHC's website, www.dhcreit.com. DHC's website is not incorporated as part of this press release.
DHC is a real estate investment trust, or REIT, focused on owning high-quality healthcare properties located throughout the United States. DHC seeks diversification across the health services spectrum: by care delivery and practice type, by scientific research disciplines, and by property type and location. As of December 31, 2021, DHC’s more than $7 billion portfolio included 390 properties in 36 states and Washington, D.C., occupied by almost 600 tenants, and totaling approximately 10 million square feet of life science and medical office properties and approximately 28,000 senior living units. DHC is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with more than $33 billion in assets under management as of December 31, 2021 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. To learn more about DHC, visit www.dhcreit.com.

Non-GAAP Financial Measures:
DHC presents certain "non-GAAP financial measures" within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI for the three months and years ended December 31, 2021 and 2020, as well as certain of these measures for the prior three quarters. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) or net income (loss) attributable to common shareholders as indicators of DHC's operating performance or as measures of DHC's liquidity. These measures should be considered in conjunction with net income (loss) and net income (loss) attributable to common shareholders as presented in DHC's consolidated statements of income (loss). DHC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss) and net income (loss) attributable to common shareholders. DHC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization, they may facilitate a comparison of DHC's operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of DHC's properties.
Please see the pages attached hereto for a more detailed statement of DHC's operating results and financial condition, and for an explanation of DHC's calculation of FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI and a reconciliation of those amounts to amounts determined in accordance with GAAP.

DIVERSIFIED HEALTHCARE TRUST
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues:
Rental income	$102,034	$106,272	$408,589	$427,215
Residents fees and services	234,697	278,637	974,623	1,204,811
Total revenues	336,731	384,909	1,383,212	1,632,026

Expenses:
Property operating expenses	273,716	302,207	1,091,812	1,236,357
Depreciation and amortization	68,388	65,681	271,131	270,147
General and administrative	8,549	7,461	34,087	30,593
Acquisition and certain other transaction related costs	2,327	11	17,506	814
Impairment of assets	—	361	(174)	106,972
Total expenses	352,980	375,721	1,414,362	1,644,883

Gain on sale of properties	461,434	4,084	492,272	6,487
Gains and losses on equity securities, net	(15,289)	19,565	(42,232)	34,106
Interest and other income (1)	786	10,213	20,635	18,221
Interest expense (including net amortization of debt premiums, discounts and issuance costs of $3,631, $2,448, $13,408 and $8,022, respectively)	(63,518)	(57,768)	(255,759)	(201,483)
Gain on lease termination	—	—	—	22,896
Loss on early extinguishment of debt	—	—	(2,410)	(427)
Income (loss) from continuing operations before income tax expense	367,164	(14,718)	181,356	(133,057)
Income tax expense	(406)	(202)	(1,430)	(1,250)
Net income (loss)	366,758	(14,920)	179,926	(134,307)
Net income attributable to noncontrolling interest	(1,173)	(1,308)	(5,411)	(5,146)
Net income (loss) attributable to common shareholders	$365,585	$(16,228)	$174,515	$(139,453)

Weighted average common shares outstanding (basic)	238,149	237,834	237,967	237,739
Weighted average common shares outstanding (diluted)	238,149	237,834	237,967	237,739

Per common share amounts (basic and diluted):
Net income (loss) attributable to common shareholders	$1.54	$(0.07)	$0.73	$(0.59)

(1)    DHC recognized funds received under the Coronavirus Aid, Relief, and Economic Security Act of $587 and $10,139 during the three months ended December 31, 2021 and 2020, respectively, and $19,554 and $17,485 during the years ended December 31, 2021 and 2020, respectively.

DIVERSIFIED HEALTHCARE TRUST
FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS
(amounts in thousands, except per share data)
(unaudited)
Calculation of FFO and Normalized FFO Attributable to Common Shareholders(1):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income (loss) attributable to common shareholders	$365,585	$(16,228)	$174,515	$(139,453)
Depreciation and amortization	68,388	65,681	271,131	270,147
Gain on sale of properties	(461,434)	(4,084)	(492,272)	(6,487)
Impairment of assets	—	361	(174)	106,972
Losses (gains) on equity securities, net	15,289	(19,565)	42,232	(34,106)
FFO adjustments attributable to noncontrolling interest	(4,763)	(5,275)	(20,584)	(21,100)
Share of FFO from unconsolidated joint venture	273	—	273	—
Adjustments to reflect DHC's share of FFO attributable to an equity method investment	(2,608)	1,743	(6,017)	839
FFO attributable to common shareholders	(19,270)	22,633	(30,896)	176,812

Acquisition and certain other transaction related costs	2,327	11	17,506	814
Costs and payment obligations related to compliance assessment at one of DHC's senior living communities	—	(402)	—	5,770
Gain on lease termination	—	—	—	(22,896)
Loss on early extinguishment of debt	—	—	2,410	427
Adjustments to reflect DHC's share of Normalized FFO attributable to an equity method investment	448	12	3,074	9,187
Normalized FFO attributable to common shareholders	$(16,495)	$22,254	$(7,906)	$170,114

Weighted average common shares outstanding (basic)	238,149	237,834	237,967	237,739
Weighted average common shares outstanding (diluted)	238,149	237,834	237,967	237,739

Per common share data (basic and diluted):
Net income (loss) attributable to common shareholders	$1.54	$(0.07)	$0.73	$(0.59)
FFO attributable to common shareholders	$(0.08)	$0.10	$(0.13)	$0.74
Normalized FFO attributable to common shareholders	$(0.07)	$0.09	$(0.03)	$0.72
Distributions declared	$0.01	$0.01	$0.04	$0.18
(1)      DHC calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown above. FFO attributable to common shareholders is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss) attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of properties, equity in earnings of an unconsolidated joint venture, loss on impairment of real estate assets, gains or losses on equity securities, net, if any, including adjustments to reflect DHC's proportionate share of FFO of DHC's equity method investment in AlerisLife and DHC's proportionate share of FFO from its unconsolidated joint venture, plus real estate depreciation and amortization of consolidated properties and minus FFO adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to DHC. In calculating Normalized FFO attributable to common shareholders, DHC adjusts for the items shown above, including similar adjustments for DHC's unconsolidated joint venture, if any. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by DHC's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain DHC's qualification for taxation as a REIT, limitations in the agreements governing DHC's debt, the availability to DHC of debt and equity capital, DHC's expectation of its future capital requirements and operating performance, and DHC's expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than DHC does.

DIVERSIFIED HEALTHCARE TRUST
CALCULATION AND RECONCILIATION OF NOI AND CASH BASIS NOI (1)
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Calculation of NOI and Cash Basis NOI:
Revenues:
Rental income	$102,034	$106,272	$408,589	$427,215
Residents fees and services	234,697	278,637	974,623	1,204,811
Total revenues	336,731	384,909	1,383,212	1,632,026
Property operating expenses	(273,716)	(302,207)	(1,091,812)	(1,236,357)
NOI	63,015	82,702	291,400	395,669
Non-cash straight line rent adjustments included in rental income	(2,042)	(3,040)	(5,846)	(6,069)
Lease value amortization included in rental income	(1,648)	(1,846)	(7,211)	(7,405)
Non-cash amortization included in property operating expenses	(200)	(200)	(797)	(797)
Cash Basis NOI	$59,125	$77,616	$277,546	$381,398

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to NOI and Cash Basis NOI:
Net income (loss) attributable to common shareholders	$365,585	$(16,228)	$174,515	$(139,453)
Net income attributable to noncontrolling interest	1,173	1,308	5,411	5,146
Net income (loss)	366,758	(14,920)	179,926	(134,307)
Income tax expense	406	202	1,430	1,250
Loss on early extinguishment of debt	—	—	2,410	427
Gain on lease termination	—	—	—	(22,896)
Interest expense	63,518	57,768	255,759	201,483
Interest and other income	(786)	(10,213)	(20,635)	(18,221)
Losses (gains) on equity securities, net	15,289	(19,565)	42,232	(34,106)
Gain on sale of properties	(461,434)	(4,084)	(492,272)	(6,487)
Impairment of assets	—	361	(174)	106,972
Acquisition and certain other transaction related costs	2,327	11	17,506	814
General and administrative	8,549	7,461	34,087	30,593
Depreciation and amortization	68,388	65,681	271,131	270,147
NOI	63,015	82,702	291,400	395,669

Non-cash straight line rent adjustments included in rental income	(2,042)	(3,040)	(5,846)	(6,069)
Lease value amortization included in rental income	(1,648)	(1,846)	(7,211)	(7,405)
Non-cash amortization included in property operating expenses	(200)	(200)	(797)	(797)
Cash Basis NOI	$59,125	$77,616	$277,546	$381,398
(1)    The calculations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI exclude certain components of net income (loss) attributable to common shareholders in order to provide results that are more closely related to DHC's property level results of operations. DHC calculates NOI and Cash Basis NOI as shown above and same property NOI and same property Cash Basis NOI as shown below. DHC defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that DHC records as depreciation and amortization. DHC defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. DHC calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that it only includes same properties in calculating same property NOI and same property Cash Basis NOI. DHC uses NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI to evaluate individual and company wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI differently than DHC does.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

Office Portfolio	For the Three Months Ended
Calculation of NOI and Cash Basis NOI:	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Rental income	$89,950	$91,520	$92,804	$93,323	$94,850
Property operating expenses	(32,313)	(32,386)	(31,321)	(31,293)	(32,709)
NOI	$57,637	$59,134	$61,483	$62,030	$62,141

NOI	$57,637	$59,134	$61,483	$62,030	$62,141
Less:
Non-cash straight line rent adjustments included in rental income	1,827	1,800	1,597	1,083	1,114
Lease value amortization included in rental income	1,631	1,830	1,833	1,822	1,790
Non-cash amortization included in property operating expenses	200	199	199	199	200
Cash Basis NOI	$53,979	$55,305	$57,854	$58,926	$59,037

Reconciliation of NOI to Same Property NOI:
NOI	$57,637	$59,134	$61,483	$62,030	$62,141
Less:
NOI of properties not included in same property results	18,630	20,795	22,104	22,995	23,838
Same Property NOI (2)	$39,007	$38,339	$39,379	$39,035	$38,303

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same Property NOI (2)	$39,007	$38,339	$39,379	$39,035	$38,303
Less:
Non-cash straight line rent adjustments included in rental income	1,645	1,308	884	694	707
Lease value amortization included in rental income	(178)	(172)	(170)	(170)	(203)
Non-cash amortization included in property operating expenses	119	119	119	118	116
Same Property Cash Basis NOI (2)	$37,421	$37,084	$38,546	$38,393	$37,683
(1)See page 7 for the calculation of NOI and a reconciliation of net income (loss) attributable to common shareholders determined in accordance with GAAP to that amount. See footnote 1 on page 7 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 4 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.
(2)Consists of properties owned and in service continuously since October 1, 2020; excludes properties classified as held for sale or out of service undergoing redevelopment, if any, and a life science property owned by an unconsolidated joint venture in which DHC owns a 20% equity interest.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

SHOP	For the Three Months Ended
Calculation of NOI and Cash Basis NOI:	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Residents fees and services	$234,697	$236,013	$243,947	$259,966	$278,637
Property operating expenses	(241,403)	(233,687)	(233,311)	(256,098)	(269,498)
NOI / Cash Basis NOI	$(6,706)	$2,326	$10,636	$3,868	$9,139

Reconciliation of NOI / Cash Basis NOI to Same Property NOI / Same Property Cash Basis NOI:
NOI / Cash Basis NOI	$(6,706)	$2,326	$10,636	$3,868	$9,139
Less:
NOI / Cash Basis NOI of properties not included in same property results	(9,450)	(5,154)	(1,873)	(6,673)	(6,512)
Same Property NOI / Same Property Cash Basis NOI (2)	$2,744	$7,480	$12,509	$10,541	$15,651
(1)See page 7 for the calculation of NOI and a reconciliation of net income (loss) attributable to common shareholders determined in accordance with GAAP to that amount. See footnote 1 on page 7 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 4 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.
(2)Consists of properties owned and which have been operated by the same operator continuously since October 1, 2020; excludes properties classified as held for sale or closed, if any.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI (1)
(dollars in thousands)
(unaudited)

Consolidated	For the Three Months Ended
Calculation of NOI and Cash Basis NOI:	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Rental income / residents fees and services	$336,731	$337,416	$346,341	$362,724	$384,909
Property operating expenses	(273,716)	(266,073)	(264,632)	(287,391)	(302,207)
NOI	$63,015	$71,343	$81,709	$75,333	$82,702

NOI	$63,015	$71,343	$81,709	$75,333	$82,702
Less:
Non-cash straight line rent adjustments included in rental income	2,042	1,679	1,321	804	3,040
Lease value amortization included in rental income	1,648	1,848	1,849	1,866	1,846
Non-cash amortization included in property operating expenses	200	199	199	199	200
Cash Basis NOI	$59,125	$67,617	$78,340	$72,464	$77,616

Reconciliation of NOI to Same Property NOI:
NOI	$63,015	$71,343	$81,709	$75,333	$82,702
Less:
NOI of properties not included in same property results	9,180	15,641	20,231	16,322	17,544
Same Property NOI (2)	$53,835	$55,702	$61,478	$59,011	$65,158

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same Property NOI (2)	$53,835	$55,702	$61,478	$59,011	$65,158
Less:
Non-cash straight line rent adjustments included in rental income	1,860	1,187	608	415	2,635
Lease value amortization included in rental income	(161)	(154)	(154)	(126)	(148)
Non-cash amortization included in property operating expenses	119	119	119	118	116
Same Property Cash Basis NOI (2)	$52,017	$54,550	$60,905	$58,604	$62,555
(1)See page 7 for the calculation of NOI and a reconciliation of net income (loss) attributable to common shareholders determined in accordance with GAAP to that amount. See footnote 1 on page 7 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 4 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.
(2)Consists of properties owned, in service and operated by the same operator continuously since October 1, 2020; excludes properties classified as held for sale, closed or out of service undergoing redevelopment, if any, and a life science property owned by an unconsolidated joint venture in which DHC owns a 20% equity interest.

DIVERSIFIED HEALTHCARE TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
(unaudited)

	December 31, 2021	December 31, 2020
Assets
Real estate properties	$6,813,556	$7,410,730
Accumulated depreciation	(1,737,807)	(1,694,901)
Total real estate properties, net	5,075,749	5,715,829

Investment in unconsolidated joint venture	215,127	—
Assets of properties held for sale	—	112,437
Cash and cash equivalents	634,848	74,417
Restricted cash	382,097	16,432
Acquired real estate leases and other intangible assets, net	48,746	286,513
Other assets, net	266,947	270,796
Total assets	$6,623,514	$6,476,424

Liabilities and Equity
Revolving credit facility	$800,000	$—
Term loan, net	—	199,049
Senior unsecured notes, net	2,806,811	2,608,189
Secured debt and finance leases, net	69,713	691,573
Liabilities of properties held for sale	—	3,525
Accrued interest	29,845	23,772
Assumed real estate lease obligations, net	2,556	67,830
Other liabilities	252,199	263,264
Total liabilities	3,961,124	3,857,202

Total equity	2,662,390	2,619,222
Total liabilities and equity	$6,623,514	$6,476,424

Warning Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever DHC uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, DHC is making forward-looking statements. These forward-looking statements are based upon DHC's present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by DHC's forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond DHC's control. For example,
•Ms. Francis's statements regarding DHC's progress in its SHOP segment may imply that DHC's senior living communities will realize increased operating results and returns from its SHOP segment. However, DHC may not realize these increases,
•Ms. Francis states that DHC focused on the foundational work necessary to position its portfolio for a successful transition out of the global pandemic and notes certain transactions as examples, including DHC's transition of 107 of its senior living communities to new operators, continued investment of capital to improve or reposition many of its communities, recapitalization of an existing joint venture and completion of an additional joint venture. These statements may imply that DHC's operating results and financial position will improve as a result of these transactions. However, DHC's business is subject to various risks, including risks outside its control. As a result, DHC may not realize the benefits it expects from these efforts and transactions,
•Ms. Francis states that, with over $1 billion of cash, DHC believes it is well-capitalized to continue investing in its portfolio, reduce leverage and maintain liquidity as its portfolio recovers. This may imply that DHC will be able to sustain sufficient liquidity and its portfolio will recover from current levels. However, if the duration and severity of the COVID-19 pandemic and its impacts on DHC and its managers and tenants significantly worsen for a sustained period, DHC may be required to utilize all or a significant portion of its cash and cash equivalents to fund its business and operations, which may reduce or eliminate the financial flexibility DHC believes it has achieved,
•Although DHC has obtained a waiver from compliance with certain financial covenants under its credit agreement through December 31, 2022, if DHC's operating results and financial condition are further adversely impacted by the COVID-19 pandemic or fail to sufficiently improve, it may fail to comply with the terms of the waiver and other requirements under its credit agreement, and DHC may also fail to satisfy certain financial requirements under the agreements governing its public debt. For example, DHC's ratio of consolidated income available for debt service to debt service was below the 1.5x incurrence requirement under its revolving credit facility and its public debt covenants as of December 31, 2021, and DHC cannot be certain how long this ratio will remain below 1.5x. DHC is currently unable to incur additional debt because this ratio is below 1.5x on a pro forma basis, but is not required to repay outstanding debt as a result of failure to comply with this requirement. DHC is currently fully drawn under its revolving credit facility and could also be required to repay its outstanding debt as a result of non-compliance with certain other requirements of its credit agreement or the agreements governing its public debt. DHC may therefore experience future liquidity constraints, as it is currently unable to incur additional debt under its credit agreement or otherwise for failure to comply with the requirements of its credit agreement or the agreements governing its public debt, and DHC will be limited to its cash on hand or be forced to raise additional sources of capital or take other measures to repay its debt or maintain adequate liquidity, and
•DHC may not be successful in redeveloping the senior living community formerly managed by Five Star and recently closed, and any redevelopment DHC may pursue may not achieve anticipated results.
The information contained in DHC's filings with the SEC, including under “Risk Factors” in DHC's periodic reports, or incorporated therein, identifies important factors that could cause DHC's actual results to differ materially from those stated in or implied by DHC's forward-looking statements. DHC's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, DHC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8234
www.dhcreit.com
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